# SETTLEMENT AGREEMENT ADDENDUM

This Settlement Agreement Addendum, dated December 8, 2020, is by and between MAMMOTH WEST CORPORATION d/b/a Mammoth Corporation ("Mammoth"), and POTNETWORK HOLDINGS, INC. ("Company 1"), and modifies the Settlement Agreement between the parties dated October 22, 2020 (the "Settlement Agreement"), which remains in full force and effect, except as specifically modified in this addendum, as follows

1. On October 27, 2020, the board of directors of Company 1, passed a resolution approving a Reverse Split announced by the Company in the PRE 14C filed with the SEC on October 29, 2020. https://www.sec.gov/Archives/edgar/data/1746563/000147793220006147/0001477932-20-006147-index.htm;

2. A dispute has arisen as to whether the Shares, described in the Settlement Agreement, would be subject to the Reverse Split, in the event they are not Delivered, as defined in the Settlement Agreement, prior to the Reverse Split being implemented;

3. In order to avoid further protracted litigation on this matter, Mammoth and Company 1, have agree to the compromise contained in this Addendum;

4. Company will issue the 28,000,000 Shares to Mammoth within 3 business days of the Court entering an order approving the Settlement Agreement after the Fairness Hearing. Mammoth and Company 1 will use their best efforts to achieve Delivery of the shares, as defined in the Settlement Agreement, prior to the Reverse Split becoming effective. In the event, despite the best efforts of Company 1 and Mammoth, the Reverse Split becomes effective before full Delivery, as defined in the Settlement Agreement, is achieved, the Shares issued to Mammoth, even if not fully Delivered, will be subject to the 10:1 Reverse Split described in Paragraph 1 of this Addendum such that they are reduced in aggregate total to 2,800,000 shares (the "Post Reverse Shares") which shall be less than 4.99% of the issued and outstanding common stock of Company 1 after the Reverse Split, consistent with Paragraph E of the Settlement Agreement;

5. Should Mammoth receive full Delivery of only the Post Reverse Shares, Mammoth and Company 1 Agree that the Weekly Allotment described in Paragraph C of the Settlement Agreement is eliminated, and Mammoth will be free to sell the Shares without the limitation described in Paragraph C, otherwise the limitation described in Paragraph C shall apply.

AGREED BY:

| POTNETWORK HOLDINGS, INC. | MAMMOTH WEST CORPORATION |
|---|---|
| By: __________ Lee Lefkowitz, CEO | By: __________ Brad Hare, President |
| Date: 12/9/2020 | Date: 12/10/2020 |